Exhibit 8.3

[Letterhead of Farris, Vaughan, Wills & Murphy LLP]

February 10, 2014

Reference: 30423-0012

Seaspan Corporation

Unit 2, 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Attention: Mark Chu, General Counsel and Director, Corporate Finance

Dear Sirs:

RE: Seaspan Corporation – Preliminary Prospectus Supplement and Prospectus Supplement

We have acted as Canadian tax counsel of Seaspan Corporation (the “Company”) with respect to certain legal matters in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a preliminary prospectus supplement dated February 6, 2014 pursuant to Rule 424(b) (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated February 6, 2014 pursuant to Rule 424(b) (the “Prospectus Supplement”) to that certain registration statement on Form F-3 dated August 19, 2013 (such registration statement, the “Registration Statement”), for the offering and sale of up to 5,750,000 of the Company’s 8.25% Series E Cumulative Redeemable Perpetual Preferred Shares, including 750,000 shares issuable upon exercise of the underwriters’ option to purchase additional shares.

In connection therewith, we have reviewed the discussion set forth under the caption “Non-United States Tax Considerations – Canadian Federal Income Tax Considerations” in the Preliminary Prospectus Supplement and the Prospectus Supplement (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, in our opinion are correct and accurate with respect to the matters set forth therein as of the effective date of the Preliminary Prospectus Supplement and the Prospectus Supplement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Canadian federal income tax matters (except for the representations and statements of fact of the Company included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Preliminary Prospectus Supplement and the Prospectus Supplement and to the use of our name in the Preliminary Prospectus Supplement and the Prospectus Supplement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Yours truly,

/s/ Farris, Vaughan, Wills & Murphy LLP